THOMAS WHITE

FIRST AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 15th day of August, 2012, to the Transfer Agent Servicing Agreement dated as of June 28, 2010, (the “Agreement”), is entered into by and between Lord Asset Management Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement, and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

LORD ASSET MANAGEMENT TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stathy M. White	By:	/s/ Michael R. McVoy
Name:	Stathy M. White	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

Exhibit D to the Transfer Agent Servicing Agreement – Lord Asset Management Trust

Thomas White Funds TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at June, 2010

Service Charges to the Fund*

Annual Shareholder Account Fee (see minimum)

•   No-Load - $14.00 /account

Annual Minimum

•   $21,000 – Thomas White International Fund

•   $10,000 – Thomas White American Opportunity Fund

Activity Charges

•   Telephone Calls - $1.00 /minute

•   401(k) Daily Valuation Trades - $10.00 /trade

•   Omnibus Account Transactions

•   $3.00 each – first 100 transactions

•   $2.00 each – next 400 transactions

•   $1.00 each – next 1,500 transactions

•   $.50 each – next 3,000 transactions

•   $.25 each – balance of transactions

•   CCO Support Services - $1,200 per year*

•   E-mail Services

$200 /month administration

$3.00 /e-mail received

•   Draft Check Processing - $3.00 /draft

•   AML New Account Service - $1.00/new domestic

accounts and $2.00/new foreign account

•   ACH/EFT Shareholder Services:

$125.00 /month/fund group

$ .50 /ACH item, setup, change

$5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to:

•   Telephone toll-free lines, call transfers, etc.

•   Mailing, sorting and postage

•   Stationery, envelopes

•   Programming, special reports

•   Insurance, record retention, microfilm/fiche

•   Proxies, proxy services

•   Lost shareholder search

•   ACH fees

•   NSCC charges

•   Disaster recovery – per open account

•   All other out-of-pocket expenses

*  Subject to CPI increase, Milwaukee MSA.

Qualified Plan Fees (Billed to Investors)

•   $15.00 /qualified plan acct (Cap at $30.00/SSN)

•   $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

•   $25.00 /transfer to successor trustee

•   $25.00 /participant distribution (Excluding SWPs)

•   $25.00 /refund of excess contribution

Shareholder Fees (Billed to Investors)

•   $15.00 /outgoing wire transfer

•   $15.00 /overnight delivery

•   $ 5.00 /telephone exchange

•   $25.00 /return check or ACH

•   $25.00 /stop payment

•   $ 5.00 /research request per account (Cap at

$25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.      Implementation Services

•   First CUSIP - $2,000 /first CUSIP

•   Fund Setup - $1,500 /additional CUSIP

•   800 Service - $1,650 ATT transfer connect

•   VRU Setup - $500 /fund group

•   Voice Response Calls - $.35 /call

•   NSCC Setup - $1,500 /fund group

2.      12b-1 Aging - $1.50 /account/year

3.      Average Cost - $.36 /account/year

4.      File Transmissions – subject to requirements

5.      Selects - $300 per select

6.      ReportSource - $150 /month – Web reporting

7.      System Access - TALink, COLD, Image

•   Setup - $1,500 /concurrent connection each

•   Service - $350 /month each

8.      Excessive Trader - $500 setup/fund group of 1-5 funds, $1,500 setup/fund group of over 5 funds, $.12 /account/year

9.      Physical Certificate Shares

•   Setup - $750 /fund

•   Issue of Certificate - $10.00 /certificate transaction

10.    Extraordinary services - charged as incurred

•   Development/Programming - $150 /hour

•   Conversion of Records - Estimate to be provided

•   Custom processing, re-processing

11.    Short-Term Trader*

•   90 days or less - $.08 /open account

•   91-180 days - $.14 /open account

•   181-270 days - $.20 /open account

•   271 days – 1 year - $.26 /open account

•   1 year – 2 years - $.38 /open account

Lord Asset Management Trust-Thomas White Funds

Exhibit D – (Continued) to the Transfer Agent Servicing Agreement – fee schedule at June, 2010

B.O.S.S – Business On-line Sales Reporting Solution

Monthly Software Subscription Services:

•   Access Per B.O.S.S. User: $150 /month/user

Implementation and Support Services:

•   Implementation - $2,500 first user ID; each additional user ID is $595 – Includes project management and data/internet portal integration applicable to Transfer Agent data flow (up to 2 years of historical data included). Additional setup requirements will be charged at Development hourly rate.

•   Training - $1,000 (includes 1-day session at USBFS site for up to 10 participants on core product)

•   Development - $200 /hour - customization of B.O.S.S. product, requests for customized reports, etc.

•   Additional Options - Report Writing, Sub-Account Data Integration – Quoted separately based upon requirements

Data Management Services:

•   Data Storage Charge – Over 2 years of data (No charge for less than 2 years of data)

•   Fund Group Account Base (Open/Closed) – Under 500,000 - $500 per month

•   Fund Group Account Base (Open/Closed) – Over 500,000 - $1,000 per month

•   Monthly service fees (extracting/ storing daily transaction data). Fee based upon records processed:

•   1-25,000 records/month – $1,200 /month

•   25,001-50,000 records/month – $3,000 /month (over 50,000 records/month quoted separately)

Exhibit D – (Continued) to the Transfer Agent Servicing Agreement – fee schedule below at June, 2012

TRANSFER AGENT SERVICES Additional classes at June, 2012
• Base fee per class per fund *	$12,000 /year

Only the fee per class is added; other components of existing TA fee schedules remain in effect

Out-Of-Pocket Expenses

Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, and travel.

Additional Services

Available but not included above are the following services—FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject	to annual CPI increase, Milwaukee MSA.

Fees are billed monthly.

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